Exhibit 99.1

MoneyGram and Walmart Launch Walmart2World, Powered by MoneyGram

Companies also announce renewal of long-term agreement

DALLAS (April 3, 2018) – MoneyGram (NASDAQ:MGI) and Walmart today announced the launch of Walmart2World, Powered by MoneyGram, a new money transfer service that allows customers to send money from Walmart in the US to any MoneyGram location in 200 countries.

The companies also renewed their long-term agreement to offer all MoneyGram products and services at Walmart for two more years.

“We are extremely pleased to once again renew our agreement with Walmart. For nearly two decades, MoneyGram and Walmart have successfully worked together to offer convenient and affordable financial services to our customers,” said Alex Holmes, MoneyGram’s CEO. “The launch of this new product, along with the many other innovative initiatives MoneyGram and Walmart have built together reflects our shared commitment to offer our customers high-quality financial services they can depend on at a great value.”

In addition to sending money overseas, customers can still use MoneyGram in their local Walmart to transfer money to friends and family in the US and to send payments to thousands of companies through MoneyGram’s convenient Bill Pay Service.

#moneygramnews

About MoneyGram International

MoneyGram is a global provider of innovative money transfer and payment services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “intends,” “continues,” “will,” “should,” “could,” “would,” “may,” “goals,” “anticipates” and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law. These forward-looking statements are based on management’s current expectations, beliefs and assumptions and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. Information concerning factors that could cause results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram’s other filings with the Securities and Exchange Commission.

MoneyGram Contact

Investor Relations:

Suzanne Rosenberg

214-979-1400

ir@moneygram.com

Media Relations:

Michelle Buckalew

+1 214-979-1418

media@moneygram.com